Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Altair Engineering Inc. of our report dated December 13, 2018, relating to the consolidated financial statements of Datawatch Corporation, appearing in the Current Report on Form 8-K/A filed by Altair Engineering Inc. on February 22, 2019.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ RSM US LLP

Boston, Massachusetts

June 4, 2019